May 14, 2014

Securities Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE: American Depositary Shares evidenced by Each (1) American
Depositary Share representing Two (2) deposited shares of
         Corporacion Durango S.A. de C.V. (Form F6 File No.
               3380166)

               Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name for Corporacion Durango S.A. de C.V.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form
F6 Registration Statement, the Prospectus consists of the ADR certificate with revised name change for Corporacion Durango
S.A. de C.V.

The Prospectus has been revised to reflect the new name, and has been overstamped with:
Effective May 19, 2014 the Companys name changed to
Bio Pappel S.A.B. de C.V.
Please contact me with any questions or comments at 212 8152838
Michael Vexler
The Bank of New York Mellon  ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International Corporate
Finance)




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